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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      June 29, 2006
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
     Effective June 29, 2006, Somanetics Corporation granted a total of 166,000 stock options and 68,000 restricted shares under the 2005 Stock Incentive Plan. The grants included non-qualified options to purchase 10,000 common shares granted to three of the Company’s Outside Directors (directors who are not our officers or employees), James I. Ausman, M.D., Daniel. S. Follis and Robert R. Henry. The grants also included non-qualified options to seven executive officers, as follows: Bruce J. Barrett, President and Chief Executive Officer, options to purchase 36,000 shares; William M. Iacona, Vice President and Chief Financial Officer, options to purchase 18,000 shares; Richard S. Scheuing, Vice President, Research and Development, options to purchase 18,000 shares; Dominic J. Spadafore, Vice President, Sales and Marketing, options to purchase 18,000 shares; Mary Ann Victor, Vice President and Chief Administrative Officer, options to purchase 18,000 shares; Pamela A. Winters, Vice President, Operations, options to purchase 18,000 shares; and Ronald A. Widman, Vice President, Medical Affairs, options to purchase 10,000 shares. The stock options are ten-year options, exercisable at $18.06 per share, the market price (average of the high and low sales price) on June 29, 2006, the date of grant. The options vest in five equal annual installments commencing June 29, 2007. The options also become immediately exercisable in full upon a Change in Control (as defined in the 2005 Stock Incentive Plan). The options that are vested at termination of service to the Company are exercisable until expiration unless the director or officer is terminated for cause.
     The restricted shares were granted to our seven executive officers, as follows: Bruce J. Barrett, President and Chief Executive Officer, 18,000 shares; William M. Iacona, Vice President and Chief Financial Officer, 9,000 shares; Richard S. Scheuing, Vice President, Research and Development, 9,000 shares; Dominic J. Spadafore, Vice President, Sales and Marketing, 9,000 shares; Mary Ann Victor, Vice President and Chief Administrative Officer, 9,000 shares; Pamela A. Winters, Vice President, Operations, 9,000 shares; and Ronald A. Widman, Vice President, Medical Affairs, 5,000 shares. The restricted shares vest in five equal annual installments commencing June 29, 2007 and become immediately exercisable in full upon a Change in Control (as defined in the 2005 Stock Incentive Plan). Unvested shares are forfeited if the officer ceases to remain in the continuous employment or service of the Company for any reason.
          In addition, on June 29, 2006, our Board of Directors changed the standard compensation for Outside Directors. Previously, our Outside Directors received a fee of $1,000 per month and reimbursement of reasonable expenses of attending Board and Board committee meetings. Instead of this previous compensation, effective July 1, 2006, each Outside Director will receive a fee of $1,500 per month and reimbursement of reasonable expenses of attending Board and Board committee meetings. In addition, the Board of Directors will continue to grant options to Outside Directors on a case by case basis.
Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Restricted Stock Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2006	SOMANETICS CORPORATION

(Registrant)

	By:		/s/ Mary Ann Victor

Mary Ann Victor

		Its:	Vice President and Chief
Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Restricted Stock Agreement.